EXHIBIT 99.1

Steel Partners Holdings Reports Third Quarter Financial Results

Third Quarter 2020 Highlights

•Revenue totaled $330.0 million, a decrease of 11.1%
•Net income from continuing operations was $37.4 million
•Net income attributable to common unitholders was $38.3 million, or $0.79 per diluted common unit
•Adjusted EBITDA* increased to $73.3 million; Adjusted EBITDA margin* was 22.2%
•Net cash provided by operating activities of continuing operations was $36.3 million
•Adjusted free cash flow* totaled $40.6 million
•Total debt was $302.7 million; net debt,* which includes, among other items, pension and preferred unit liabilities, totaled $447.2 million

YTD 2020 Highlights

•Revenue totaled $973.3 million, a decrease of 12.5%
•Net income from continuing operations was $0.5 million
•Net loss attributable to common unitholders was $25.3 million, or $1.02 per common unit
•Adjusted EBITDA* was $149.1 million; Adjusted EBITDA margin* was 15.3%
•Net cash provided by operating activities of continuing operations was $296.2 million
•Adjusted free cash flow* totaled $135.8 million

NEW YORK, N.Y., November 3, 2020 - Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company, today announced operating results for the third quarter and nine months ended September 30, 2020.

Q3 2020	Q3 2019	($ in thousands)	YTD 2020	YTD 2019
$330,007	$371,080	Revenue	$973,344	$1,112,608
37,383	23,718	Net income from continuing operations	507	67,432
38,275	(2,878)	Net income (loss) attributable to common unitholders	(25,330)	33,863
73,271	59,150	Adjusted EBITDA*	149,133	152,352
22.2%	15.9%	Adjusted EBITDA margin*	15.3%	13.7%
4,546	10,113	Purchases of property, plant and equipment	15,581	26,523
40,583	53,319	Adjusted free cash flow*	135,805	80,537
*    See reconciliations to the nearest GAAP measure included in the financial tables. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of these non-GAAP measures.

The Company continues to evaluate the global risks and the slowdown in business activity related to COVID-19, including the potential impacts on its employees, customers, suppliers and financial results. The severity of the impact on the Company's business for the remainder of 2020 and beyond will depend on a number of factors, including, but not limited to, the duration and severity of the pandemic, the continued disruption to the demand for our businesses' products and services, and the impact of the global business and economic environment on liquidity and the availability of capital, all of which are uncertain and cannot be predicted. To help mitigate the financial impact of the COVID-19 pandemic, the Company initiated cost reduction actions, including the reduction and waiver of board and management fees, hiring freezes, staffing and force reductions, Company-wide salary reductions, bonus payment deferrals and temporary 401(k) match suspension. The Company has fully restored the prior salary reductions; however, management continues its focus on cash management and liquidity, which includes the elimination of discretionary spending, aggressive working capital management, strict approvals for capital expenditures and borrowing from its revolving credit facilities, if needed, as a precautionary measure to preserve financial flexibility. The Company will evaluate further actions if circumstances warrant.

"As we continue to manage through the COVID-19 pandemic, our top priorities are to ensure the health and safety of our employees," said Warren Lichtenstein, Executive Chairman of Steel Partners. "Our employees have continued to go above and beyond to deliver quality products and services to our customers during these challenging times."

"In the third quarter, we saw a continued recovery. All our business segments showed significant improvements compared to the prior quarter and on a year-over-year basis, with the exception of Energy, which showed significant improvement over the prior quarter but continues to face the headwinds of lower oil prices. Our flexibility and operational focus have allowed us to deliver solid results and positioned us for growth coming out of the downturn."

Results of Operations

Comparison of the Three and Nine Months Ended September 30, 2020 and 2019

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$330,007	$371,080	$973,344	$1,112,608
Cost of goods sold	216,322	236,474	632,600	727,489
Selling, general and administrative expenses	67,418	76,265	219,018	256,018
Goodwill impairment charges	—	24,219	—	24,219
Asset impairment charges	—	659	617	849
Interest expense	6,988	9,622	23,025	30,099
Realized and unrealized (gains) losses on securities, net	(969)	(30,234)	25,515	(68,720)
All other (incomes) expenses, net	(8,724)	14,797	35,608	44,125
Total costs and expenses	281,035	331,802	936,383	1,014,079
Income from continuing operations before income taxes and equity method investments	48,972	39,278	36,961	98,529
Income tax provision	14,783	13,705	10,034	31,505
(Income) loss of associated companies, net of taxes	(3,194)	1,855	26,420	(408)
Net income from continuing operations	$37,383	$23,718	$507	$67,432

Revenue

Revenue for the three months ended September 30, 2020 decreased $41.1 million, or 11.1%, as compared to the same period last year, due to lower sales volume across all the reportable segments, primarily due to the impact of COVID-19.

Revenue for the nine months ended September 30, 2020 decreased $139.3 million, or 12.5%, as compared to the same period last year, due to lower sales volume across all the reportable segments, primarily due to the impact of COVID-19.

Cost of Goods Sold

Cost of goods sold for the three months ended September 30, 2020 decreased $20.2 million, or 8.5%, as compared to the same period last year, due to decreases in the Diversified Industrial and Energy segments. The decreases in the Diversified Industrial and Energy segments in the three months ended September 30, 2020 were primarily due to the lower sales volume discussed above, and the Company's cost reduction efforts to offset the impact of COVID-19.

Cost of goods sold for the nine months ended September 30, 2020 decreased $94.9 million, or 13.0%, as compared to the same period last year, due to decreases in the Diversified Industrial and Energy segments. The decreases in the Diversified Industrial and Energy segments in the nine months ended September 30, 2020 were primarily due to the lower sales volume discussed above, and the Company's cost reduction efforts to offset the impact of COVID-19.

Selling, General and Administrative Expenses

Selling, general and administrative expenses ("SG&A") for the three months ended September 30, 2020 decreased $8.8 million, or 11.6%, as compared to the same period last year. The decrease was primarily due to lower sales volume and cost reduction initiatives from all the segments.

SG&A for the nine months ended September 30, 2020 decreased $37.0 million, or 14.5%, as compared to the same period last year, primarily due to the lower sales volume and cost reduction initiatives from Diversified Industrial and Energy segments, partially offset by a $14.0 million environmental reserve charge recorded in the second quarter of 2020 in the Diversified Industrial segment related to a legacy, non-operating site and higher SG&A from the Financial Services segment driven by increased credit performance fees associated with the larger loan balances, partially offset by lower personnel expenses driven by cost reduction actions due to the economic impact of COVID-19. There was also a $12.5 million expense associated with a legal settlement in the Corporate and Other segment during the 2019 period associated with a historical acquisition.

Goodwill Impairment Charges

As a result of declines in customer demand and in the performance of the packaging business during the three months ended September 30, 2019, the Company determined that it was more likely than not that the fair value of the packaging business was below its carrying amount. The Company performed an assessment using a discounted cash flow approach and determined that the difference between the carrying amount and fair value of the packaging business was greater than the amount of goodwill allocated to that business. Accordingly, the Company recorded a $24.2 million charge in the consolidated statements of operations for the three and nine months ended September 30, 2019.

Asset Impairment Charges

As a result of COVID-19 related declines in our youth sports business within the Energy segment, intangible assets of $0.6 million, primarily customer relationships, were fully impaired during the first quarter of 2020. The asset impairment charges from the 2019 periods were primarily related to unused software in the Diversified Industrial segment's cutting replacement products and services business.

Interest Expense

Interest expense for the three months ended September 30, 2020 decreased $2.6 million, or 27.4%, as compared to the same period last year. The lower interest expense for the three months ended September 30, 2020 was primarily due to lower interest rates during the third quarter of 2020.

Interest expense for the nine months ended September 30, 2020 decreased $7.1 million, or 23.5%, as compared to the same period last year. The lower interest expense for the nine months ended September 30, 2020 was primarily due to lower interest rates during the 2020 period.

Realized and Unrealized (Gains) Losses on Securities, Net

The Company recorded gains of $1.0 million for the three months ended September 30, 2020, as compared to gains of $30.2 million in the same period of 2019 and losses of $25.5 million for the nine months ended September 30, 2020, as compared to gains of $68.7 million in 2019. The change in realized and unrealized (gains) losses on securities was primarily due to a realized loss on the sale of securities in the 2020 period, as well as mark-to-market adjustments on the Company's portfolio of securities in both periods.

All Other (Incomes) Expenses, Net

All other (incomes), net totaled $(8.7) million for the three months ended September 30, 2020, as compared to net expenses totaling $14.8 million in the same period of 2019, due primarily to a net improvement in the (benefit from) provision for loan losses, as the Company has seen lower than expected losses related to COVID-19 and higher debt paydowns, as well as lower finance interest expense, as compared to the prior period.

All other expenses, net decreased $8.5 million for the nine months ended September 30, 2020, as compared to the same period of 2019, due primarily to higher investment income, lower finance interest expense and lower provision for loan losses, as compared to the prior period.

Income Tax Provision

The Company recorded income tax provisions of $14.8 million and $13.7 million for the three months ended September 30, 2020 and 2019, respectively, and $10.0 million and $31.5 million for the nine months ended September 30, 2020 and 2019, respectively. As a limited partnership, we are generally not responsible for federal and state income taxes, and our profits and losses are passed directly to our limited partners for inclusion in their respective income tax returns. Provisions have been made for federal, state, local or foreign income taxes on the results of operations generated by our consolidated subsidiaries that are taxable entities.

Significant differences between the statutory rate and the effective tax rate include partnership losses for which no tax benefit is recognized, state taxes, changes in deferred tax valuation allowances and other permanent differences.

(Income) Loss of Associated Companies, Net of Taxes

The Company recorded income from associated companies, net of taxes of $3.2 million and a loss from associated companies, net of taxes of $26.4 million for the three and nine months ended September 30, 2020, respectively, as compared to a loss of $1.9 million and income of $0.4 million in the same periods of 2019.

Purchases of Property, Plant and Equipment (Capital Expenditures)

Capital expenditures for the third quarter of 2020 totaled $4.5 million, or 1.4% of revenue, as compared to $10.1 million, or 2.7% of revenue, in the third quarter of 2019. For the nine months ended September 30, 2020, capital expenditures were $15.6 million, or 1.6% of revenue, as compared to $26.5 million, or 2.4% of revenue, for the nine months ended September 30, 2019.

Additional Non-GAAP Financial Measures

Adjusted EBITDA for the third quarter of 2020 was $73.3 million versus $59.2 million for the same period in 2019. Adjusted EBITDA margin increased to 22.2% in the quarter from 15.9% in the third quarter of 2019, primarily due to the Company's continued focus on cost management and the lower than expected loan losses noted above. Adjusted free cash flow was $40.6 million for the third quarter of 2020 versus $53.3 million for the same period in 2019.

For the nine months ended September 30, 2020, Adjusted EBITDA and Adjusted EBITDA margin were $149.1 million and 15.3%, respectively, as compared to $152.4 million and 13.7% for the same period in 2019. For the nine months ended September 30, 2020, adjusted free cash flow was $135.8 million versus $80.5 million for the same period in 2019.

Liquidity and Capital Resources

As of September 30, 2020, the Company had $254.4 million in available liquidity under its senior credit agreement, as well as $19.1 million in cash and cash equivalents, excluding WebBank cash, and approximately $219.3 million in marketable securities and long-term investments.

As of September 30, 2020, total debt was $302.7 million, a decrease of approximately $35.4 million, as compared to December 31, 2019. As of September 30, 2020, net debt totaled $447.2 million, an increase of approximately $32.3 million, as compared to December 31, 2019. Total leverage (as defined in the Company's senior credit agreement) was 2.68x as of September 30, 2020 versus 3.17x as of December 31, 2019.

During the quarter ended September 30, 2020, WebBank continued issuing loans under the Small Business Administration's ("SBA") Paycheck Protection Program ("PPP") authorized under the Coronavirus Aid, Relief, and Economic Security Act. As of September 30, 2020, the total PPP loans and associated liabilities are $2.1 billion and $2.2 billion, respectively. The loans were funded by the PPP Liquidity Facility, have terms of between 2 and 5 years, and their repayment is guaranteed by the SBA. Loans can be forgiven in whole or part (up to full principal and any accrued interest) if certain criteria are met. The timing of loan forgiveness is uncertain at this time, but borrower forgiveness applications and SBA processing is expected over the next several quarters.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in various companies, including diversified industrial products, energy, defense, supply chain management and logistics, direct marketing, banking and youth sports.

(Financial Tables Follow)

Consolidated Balance Sheets (unaudited)

(in thousands, except common units)	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$141,265	$139,467
Marketable securities	137	220
Trade and other receivables - net of allowance for doubtful accounts of $3,433 and $2,512, respectively	175,822	175,043
Receivables from related parties	3,457	2,221
Loans receivable, including loans held for sale of $80,169 and $225,013, respectively, net	299,943	546,908
Inventories, net	149,558	151,641
Prepaid expenses and other current assets	39,634	33,689
Assets of discontinued operations	—	41,012
Total current assets	809,816	1,090,201
Long-term loans receivable, net	2,289,835	196,145
Goodwill	151,940	149,626
Other intangible assets, net	143,674	158,593
Deferred tax assets	83,380	88,645
Other non-current assets	37,995	70,616
Property, plant and equipment, net	231,946	250,225
Operating lease right-of-use assets	29,744	34,324
Long-term investments	219,156	275,836
Assets of discontinued operations	—	18,143
Total Assets	$3,997,486	$2,332,354
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$117,042	$85,817
Accrued liabilities	72,261	114,941
Deposits	268,637	615,495
Payables to related parties	1,814	481
Short-term debt	70	1,800
Current portion of long-term debt	13,953	14,208
Current portion of preferred unit liability	—	39,782
Other current liabilities	91,789	42,041
Liabilities of discontinued operations	—	21,256
Total current liabilities	565,566	935,821
Long-term deposits	120,221	139,222
Long-term debt	288,676	322,081
Other borrowings	2,159,721	—
Preferred unit liability	146,218	144,247
Accrued pension liabilities	184,396	183,228
Deferred tax liabilities	1,753	2,497
Long-term operating lease liabilities	22,804	26,458
Other non-current liabilities	38,541	14,556
Liabilities of discontinued operations	—	87,825
Total Liabilities	3,527,896	1,855,935
Commitments and Contingencies
Capital:
Partners' capital common units: 25,189,613 and 25,023,128 issued and outstanding (after deducting 12,647,864 and 12,647,864 units held in treasury, at cost of $198,781 and $198,781), respectively	639,186	664,035
Accumulated other comprehensive loss	(174,125)	(191,422)
Total Partners' Capital	465,061	472,613
Noncontrolling interests in consolidated entities	4,529	3,806
Total Capital	469,590	476,419
Total Liabilities and Capital	$3,997,486	$2,332,354

Consolidated Statements of Operations (unaudited)

(in thousands, except common units and per common unit data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Diversified industrial net sales	$274,094	$281,120	$788,566	$862,090
Energy net revenue	22,378	44,147	75,282	126,665
Financial services revenue	33,535	45,813	109,496	123,853
Total revenue	330,007	371,080	973,344	1,112,608
Costs and expenses:
Cost of goods sold	216,322	236,474	632,600	727,489
Selling, general and administrative expenses	67,418	76,265	219,018	256,018
Goodwill impairment charges	—	24,219	—	24,219
Asset impairment charges	—	659	617	849
Finance interest expense	2,537	4,568	9,446	12,693
(Benefit from) provision for loan losses	(9,684)	11,230	30,706	32,415
Interest expense	6,988	9,622	23,025	30,099
Realized and unrealized (gains) losses on securities, net	(969)	(30,234)	25,515	(68,720)
Other income, net	(1,577)	(1,001)	(4,544)	(983)
Total costs and expenses	281,035	331,802	936,383	1,014,079
Income from continuing operations before income taxes and equity method investments	48,972	39,278	36,961	98,529
Income tax provision	14,783	13,705	10,034	31,505
(Income) loss of associated companies, net of taxes	(3,194)	1,855	26,420	(408)
Net income from continuing operations	37,383	23,718	507	67,432
Discontinued operations
Loss from discontinued operations, net of taxes	(21)	(26,482)	(2,602)	(33,540)
Net income (loss) on deconsolidation of discontinued operations	1,161	—	(22,666)	—
Income (loss) from discontinued operations, net of taxes	1,140	(26,482)	(25,268)	(33,540)
Net income (loss)	38,523	(2,764)	(24,761)	33,892
Net income attributable to noncontrolling interests in consolidated entities (continuing operations)	(248)	(114)	(569)	(29)
Net income (loss) attributable to common unitholders	$38,275	$(2,878)	$(25,330)	$33,863
Net income (loss) per common unit - basic
Net income from continuing operations	$1.49	$0.94	$—	$2.70
Net income (loss) from discontinued operations	0.05	(1.06)	(1.02)	(1.34)
Net income (loss) attributable to common unitholders	$1.54	$(0.12)	$(1.02)	$1.36
Net income (loss) per common unit - diluted
Net income from continuing operations	$0.77	$0.94	$—	$1.93
Net income (loss) from discontinued operations	0.02	(1.06)	(1.02)	(0.85)
Net income (loss) attributable to common unitholders	$0.79	$(0.12)	$(1.02)	$1.08
Weighted-average number of common units outstanding - basic	24,874,281	25,011,142	24,844,114	24,947,814
Weighted-average number of common units outstanding - diluted	52,067,382	25,011,142	24,844,114	39,604,813

Supplemental Balance Sheet Data (unaudited)

(in thousands, except common and preferred units)	September 30,	December 31,
	2020	2019
Cash and cash equivalents	$141,265	$139,467
WebBank cash and cash equivalents	122,126	125,047
Cash and cash equivalents, excluding WebBank	$19,139	$14,420
Common units outstanding	25,189,613	25,023,128
Preferred units outstanding	6,422,128	7,927,288

Supplemental Non-GAAP Disclosures (unaudited)

Adjusted EBITDA Reconciliation:

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income from continuing operations	$37,383	$23,718	$507	$67,432
Income tax provision	14,783	13,705	10,034	31,505
Income from continuing operations before income taxes	52,166	37,423	10,541	98,937
Add (Deduct):
(Income) loss of associated companies, net of taxes	(3,194)	1,855	26,420	(408)
Realized and unrealized (gains) losses on securities, net	(969)	(30,234)	25,515	(68,720)
Interest expense	6,988	9,622	23,025	30,099
Depreciation	10,999	10,935	33,085	32,891
Amortization	5,256	5,452	15,650	16,155
Non-cash goodwill impairment charges	—	24,219	—	24,219
Non-cash asset impairment charges	—	659	617	849
Non-cash pension expense	1,257	2,264	2,432	6,213
Non-cash equity-based compensation	333	243	589	634
Other items, net	435	(3,288)	11,259	11,483
Adjusted EBITDA	$73,271	$59,150	$149,133	$152,352

Total revenue	$330,007	$371,080	$973,344	$1,112,608
Adjusted EBITDA margin	22.2%	15.9%	15.3%	13.7%

Net Debt Reconciliation:

(in thousands)	September 30,	December 31,
	2020	2019
Total debt	$302,699	$338,089
Loan guarantee liability	52,303	—
Accrued pension liabilities	184,396	183,228
Preferred unit liability, including current portion	146,218	184,029
Cash and cash equivalents, excluding WebBank	(19,139)	(14,420)
Marketable securities	(137)	(220)
Long-term investments	(219,156)	(275,836)
Net debt	$447,184	$414,870

Adjusted Free Cash Flow Reconciliation:

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net cash provided by operating activities of continuing operations	$36,338	$11,167	$296,230	$64,867
Purchases of property, plant and equipment	(4,546)	(10,113)	(15,581)	(26,523)
Net increase (decrease) in loans held for sale	8,791	52,265	(144,844)	42,193
Adjusted free cash flow	$40,583	$53,319	$135,805	$80,537

Segment Results (unaudited)

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Diversified industrial	$274,094	$281,120	$788,566	$862,090
Energy	22,378	44,147	75,282	126,665
Financial services	33,535	45,813	109,496	123,853
Total revenue	$330,007	$371,080	$973,344	$1,112,608

Income (loss) from continuing operations before interest expense and income taxes:
Diversified industrial	$26,372	$(3,042)	$54,408	$27,609
Energy	(1,891)	954	(7,041)	(472)
Financial services	28,701	20,436	31,892	48,012
Corporate and other	5,972	28,697	(45,693)	53,887
Income from continuing operations before interest expense and income taxes	59,154	47,045	33,566	129,036
Interest expense	6,988	9,622	23,025	30,099
Income tax provision	14,783	13,705	10,034	31,505
Net income from continuing operations	$37,383	$23,718	$507	$67,432

(Income) loss of associated companies, net of taxes:
Corporate and other	$(3,194)	$1,855	$26,420	$(408)
Total	$(3,194)	$1,855	$26,420	$(408)

Segment depreciation and amortization:
Diversified industrial	$12,243	$11,927	$36,893	$35,449
Energy	3,669	4,309	11,156	13,174
Financial services	304	110	567	309
Corporate and other	39	41	119	114
Total depreciation and amortization	$16,255	$16,387	$48,735	$49,046

Segment Adjusted EBITDA:
Diversified industrial	$41,848	$35,902	$108,295	$96,118
Energy	2,052	5,167	4,755	12,664
Financial services	28,656	17,931	32,457	45,632
Corporate and other	715	150	3,626	(2,062)
Total Adjusted EBITDA	$73,271	$59,150	$149,133	$152,352

For the nine months ended September 30, 2020, the Company changed the methods used to measure reported segment income or loss by allocating additional expenses from the Corporate and Other segment to the Diversified Industrial, Energy and Financial Services segments. In addition, the Company recast all 2019 financial information associated with API Group Limited and certain of its affiliates, which were deconsolidated during the first quarter of 2020 and previously included in the Diversified Industrial segment, to discontinued operations. The 2019 financial information has been recast to reflect these changes on a comparable basis.

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the U.S. Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA," "Net Debt" and "Adjusted Free Cash Flow." The Company is presenting these non-GAAP financial measurements because it believes that these measures provide useful information to investors about the Company's business and its financial condition. The Company defines Adjusted EBITDA as net income or loss from continuing operations before the effects of income or loss from investments in associated companies and other investments held at fair value, interest expense, taxes, depreciation and amortization, non-cash pension expense or income, and realized and unrealized gains or losses on investments, and excludes certain non-recurring and non-cash items. The Company defines Net Debt as the sum of total debt, loan guarantee liability, accrued pension liabilities and preferred unit liability, less the sum of cash and cash equivalents (excluding those used in WebBank's banking operations), marketable securities and long-term investments. The Company defines Adjusted Free Cash Flow as net cash provided by or used in operating activities of continuing operations less the sum of purchases of property, plant and equipment, and net increases or decreases in loans held for sale. The Company believes these measures are useful to investors because they are measures used by the Company's Board of Directors and management to evaluate its ongoing business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as internal profitability measures, as components in assessing liquidity and evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as elements in determining executive compensation.

However, the measures are not measures of financial performance under generally accepted accounting principles in the U.S. ("U.S. GAAP"), and the items excluded from these measures are significant components in understanding and assessing financial performance. Therefore, these non-GAAP financial measurements should not be considered substitutes for net income or loss, total debt, or cash flows from operating, investing or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized losses on investments, interest expense, and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;
•Adjusted EBITDA does not reflect income or loss from the Company's investments in associated companies and other investments held at fair value;
•Adjusted EBITDA does not reflect the Company's interest expense;
•Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;
•Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on its investments;
•Adjusted EBITDA does not include non-cash charges for pension expense and equity-based compensation;
•Adjusted EBITDA does not include amounts related to noncontrolling interests in consolidated entities;
•Adjusted EBITDA does not include certain other non-recurring and non-cash items; and
•Adjusted EBITDA does not include the Company's discontinued operations.

In addition, Net Debt assumes the Company's cash and cash equivalents (excluding those used in WebBank's banking operations), marketable securities and long-term investments are immediately convertible in cash and can be used to reduce outstanding debt without restriction at their recorded fair value, while Adjusted Free Cash Flow excludes net increases or decreases in loans held for sale, which can vary significantly from period-to-period since these loans are typically sold after origination and thus represent a significant component in WebBank's operating cash flow requirements.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and using these measures only as supplemental information. The Company believes that consideration of Adjusted EBITDA, Net Debt and Adjusted Free Cash Flow, together with a careful review of its U.S. GAAP financial measures, is a well-informed method of analyzing SPLP. Because Adjusted EBITDA, Net Debt and Adjusted Free Cash Flow are not measurements determined in accordance with U.S. GAAP and are susceptible to varying calculations, Adjusted EBITDA, Net Debt and Adjusted Free Cash Flow, as presented, may not be comparable to other similarly titled measures of other companies.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. SPLP identifies these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," "will" and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2020 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, the impact of COVID-19 on business activity generally and on the Company's financial condition and operations, including whether facilities considered to be essential retain that designation, the continued decline of crude oil prices, customers' acceptance of our new and existing products, our ability to deploy our capital in a manner that maximizes unitholder value, the ability to consolidate and manage the Company's newly acquired businesses, the potential fluctuation in the Company's operating results, the Company's ongoing cash flow requirements for defined benefit pension plans, the cost of compliance with extensive federal and state regulatory requirements and any potential liability thereunder, the Company's need for additional financing and the terms and conditions of any financing that is consummated, the ability to identify suitable acquisition candidates or investment opportunities for our core businesses, the impact of losses in the Company's investment portfolio, the effect of fluctuations in interest rates and the phase-out of LIBOR, our ability to protect the Company's intellectual property rights, the Company's ability to manage risks inherent to conducting business internationally, the outcome of litigation or other legal proceedings in which we are involved from time to time, a significant disruption in, or breach in security of, our technology systems, labor disputes and the ability to recruit and retain experienced personnel, general economic conditions, fluctuations in demand for our products and services, the inability to realize the benefits of net operating losses of our affiliates and subsidiaries, the possible volatility of our common or preferred unit trading prices and other risks detailed from time to time in filings we make with the SEC. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2019 and Form 10-Q for each of the 2020 quarterly periods, for information regarding risk factors that could affect the Company's results. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Investor Relations Contact

Jennifer Golembeske
212-520-2300
jgolembeske@steelpartners.com